UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HCWC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On October 14, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of Healthy Choice Wellness Corp. (the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately. The decision by the Audit Committee was made primarily to create a new audit relationship for the Company following its spin-off from Healthier Choices Management Corp.

Marcum’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not provide an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the inclusion of an emphasis of matter paragraph related to the “carve-out” basis of accounting.

During the fiscal years December 31, 2023 and 2022 and during the subsequent interim period through October 14, 2024, the date of Marcum’s dismissal, there were (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instruction) between the Company and Marcum on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in its reports to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that, in connection with the Company’s 2023 and 2022 consolidated carve-out financial statements, included within Form S-1/A, as amended, the Company concluded on material weaknesses in the Company’s internal control over financial reporting as of December 31, 2023 and 2022: (1) failure to perform periodic and year-end inventory observations in a timely manner and adequate controls to sufficiently perform required rollback procedures of inventory counts to the year-end; (2) failure to have properly documented and designed disclosure controls and procedures and testing of the operating effectiveness of our internal control over financial reporting; (3) weakness around our purchase orders and inventory write-off procedures; (4) segregation of duties due to lack of personnel; (5) failure to follow accounts payable policies and procedures for vendor information updates and (6) ineffective design, implementation and operation of controls over logical access, program change management, and vendor management controls. The Company controls should have included (i) appropriate restrictions that would adequately prevent users from gaining inappropriate access to the financially relevant systems, (ii) IT program and data changes affecting the Company’s financial IT applications & underlying accounts records should have been identified, tested, authorized and implemented appropriately to validate that data produce by its relevant IT system(s) were complete and accurate and (iii) obtaining and reviewing third party service provider SOC reports.

The Company provided Marcum with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company has requested that Marcum furnish a letter addressed to the SEC stating whether or not Marcum agrees with the statements above. A copy of Marcum’s letter dated October 18, 2024 is filed as Exhibit 16.1 to this Report.

(b) Appointment of New Independent Registered Public Accounting Firm.

The Audit Committee, effective as of October 16, 2024, appointed UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the Company’s fiscal quarter ended September 30, 2024 and fiscal year ended December 31, 2024. During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022 and during the subsequent interim period through October 14, 2024, neither the Company nor anyone acting on its behalf has consulted with UHY, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that UHY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated October 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY CHOICE WELLNESS CORP.

Date: October 18, 2024	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer